EXHIBIT 99.1

      Jean-Michel Valette Named President & Managing Director of
                         Robert Mondavi Winery

    NAPA, Calif.--(BUSINESS WIRE)--Oct. 6, 2004--

        Tim Mondavi Leaves The Robert Mondavi Corporation as an
  Employee; Tim Mondavi to Remain Consulting Winegrower; Tim Mondavi
                  States Plans to Form Investor Group

    The Robert Mondavi Corporation (NASDAQ:MOND) announced today the completion of its previously announced search for a seasoned executive to manage its core luxury assets. Jean-Michel Valette has been appointed President & Managing Director of Robert Mondavi Winery effective October 6, 2004. Valette, one of 18 American Masters of Wine, has broad business experience including senior roles at Franciscan Estates where he served as President and CEO and at Hambrecht & Quist, Inc. In addition to wine, he has deep experience in consumer and luxury goods companies. Valette currently sits on the board of directors for The Boston Beer Company, which produces Samuel Adams, Select Comfort Corporation, and Peet's Coffee & Tea, Inc. where he serves and will continue as Chairman of the Board.
    "We are pleased to have someone of Jean-Michel Valette's talent and experience. His skills and in-depth knowledge of the Napa Valley will be invaluable as we take steps to protect and enhance the unique position of Robert Mondavi Winery among the great wine estates of the world," said Ted Hall, Chairman of the Board for The Robert Mondavi Corporation.
    "It is an incredible honor to join one of the world's great fine wine estates at an exciting turning point in its life. I am looking forward to bringing renewed focus and attention to Robert Mondavi Winery as an independent entity in the long-term ownership hands where it belongs," said Jean-Michel Valette. "Most exciting of all is the opportunity to refocus our efforts on the legendary To Kalon Vineyard, the most special piece of ground where Robert Mondavi's mission began."
    Valette received his M.B.A. from Harvard Business School and a B.A. (German literature/Economics) and M.S. (Engineering Economic Systems) from Stanford University where he was elected Phi Beta Kappa. He is fluent in both German and French. He is an avid mountain climber who has scaled several of the world's tallest summits including Mt. Everest.
    The company also announced that Timothy J. Mondavi will leave as an employee of the company, effective immediately. "I intend to explore wine related opportunities with members of my family," said Tim Mondavi. "I will remain a consultant to the company, so I can continue to help maintain the style and legacy of our fine wines from the Napa Valley."
    Importantly, Tim Mondavi will continue as Consulting Winegrower for the Robert Mondavi Winery. "Tim's commitment to our mission means a lot," said Valette. "His perspective and experience are invaluable and his palate is, of course, extraordinary."
    "The retention of Tim as Consulting Winegrower and the appointment of Jean-Michel are key parts of our previously announced careful process to maximize the long-term value of our unique agricultural assets," said Hall. "We thank Tim for his many years of dedicated service. His creativity and insightful views of the wine world have challenged and enriched us. We are pleased to continue our affiliation with Tim and wish him every success in the future."
    Tim Mondavi joined the company in 1974 after receiving a degree in enology and viticulture from University of California at Davis. He has served in a wide range of roles, including Co-CEO and Vice Chairman, Winegrower. Among many innovations, he pioneered the concept of "natural winegrowing" developing significant environmental programs in the vineyard.
    In the late 1970's and early 1980's he played a pivotal role in developing, defining and promoting the appellation of the Napa Valley and the appellation system within it. In 2002, Tim Mondavi was honored by an appointment to the Dean's Advisory Council for the College of Agricultural and Environmental Sciences at the University of California at Davis. He was also Patron for the 2002-2003 MBA Program Specializing in Wine at the Bordeaux Ecole de Management (founded
1874) in Bordeaux, France. He is a former member of the Board of Directors for the Oakville Winegrowers Organization and of the Stags Leap Winegrowers, both appellations which he helped form. He was a Board member of the St. Helena Hospital Foundation, of which he is a past chairman.
    In his role as lead winegrower for his family, since 1976, Tim Mondavi established the winegrowing philosophy and policies for all Robert Mondavi Corporation wines, including sharing that role in the international joint venture partnerships. "I am proud of the fine winegrowing team we have put in place and the wines the team has developed," said Tim Mondavi.

    Important Information For Investors and Shareholders

    In connection with the proposed recapitalization plan, The Robert Mondavi Corporation will file a combined proxy statement/prospectus and other relevant documents with the Securities and Exchange Commission (the "SEC"). INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE RECAPITALIZATION PLAN AND RELATED MATTERS. INVESTORS AND SHAREHOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT/PROSPECTUS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY THE COMPANY THROUGH THE SEC WEB SITE AT WWW.SEC.GOV. THE PROXY STATEMENT/PROSPECTUS AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM THE COMPANY BY DIRECTING A REQUEST TO THE COMPANY'S INVESTOR RELATIONS DEPARTMENT AT 841 LATOUR COURT, NAPA, CA 94558; TELEPHONE (707) 251-4850; E-MAIL MOND@ROBERTMONDAVI.COM.
    The company and its directors, executive officers, certain members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the company's shareholders in connection with the proposed recapitalization plan is set forth in the company's annual report on Form 10-K for the fiscal year ended June 30, 2004 filed with the SEC on September 10, 2004 and proxy statement for its 2003 annual meeting of shareholders filed with the SEC on October 28, 2003. Additional information regarding such persons and a description of their direct and indirect interests in the recapitalization plan will be set forth in the proxy statement/prospectus when it is filed with the SEC.

    Forward-looking Statements

    This announcement and other information provided from time to time by the company contain historical information as well as forward-looking statements about the company, the premium wine industry and general business and economic conditions. These forward-looking statements include, among others, those statements including the words "expects", "anticipates", "intends", "believes" and similar language. Such forward-looking statements include, for example, projections or predictions about the company's future growth, future financial ratios, the announced restructuring and the amount of the related charges, future actions of the company's lenders, the company's anticipated 2005 earnings, consumer demand for its wines, including new brands and brand extensions, margin trends, anticipated future investment in vineyards and other capital projects, the premium wine grape market and the premium wine industry in general.
    Actual results may differ materially from the company's present expectations. Among other things, a soft economy, a downturn in the travel and entertainment sector, risk associated with continued conflict in the Middle East, reduced consumer spending, or changes in consumer preferences could reduce demand for the company's wines. Similarly, increased competition or changes in tourism to the company's California properties could affect the company's volume and revenue growth outlook. The supply and price of grapes, the company's most important raw material, is beyond the company's control. A shortage of grapes might constrict the supply of wine available for sale and cause higher grape costs, putting more pressure on gross profit margins. A surplus of grapes might allow for greater sales and lower grape costs, but it might also result in more competition and pressure on selling prices or marketing spending. Interest rates and other business and economic conditions could increase significantly the cost and risks of projected capital spending. The restructuring announced on September 14, 2004 may impair management's ability to focus on other needed areas of business execution. There are also significant risks associated with restructuring, including the divestiture of the company's luxury wine assets and investments and non-strategic assets announced on September 14, 2004.
    There is no assurance that the company will successfully complete such divestitures, or that it will realize the after-tax proceeds it presently estimates for such divestitures. The lay offs and significant restructuring changes announced in connection with the company's September 14, 2004 restructuring will materially impair future earnings. There is no assurance that the proposed restructuring will enable the company to achieve significant cost savings or asset rationalization, or if any cost savings or asset rationalization is achieved, that it will be sufficient to grow the company's volumes, profits or cash flow, or to enhance the company's competitive position. The company may not successfully implement anticipated improvements in its go-to-market approach for its lifestyle brands, and if implemented, these efforts may not be effective. For additional cautionary statements identifying important factors that could cause actual results to differ materially from such forward-looking information, please refer to Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the company's Annual Report on Form 10-K for the fiscal year ended June 30, 2004, on file with the Securities and Exchange Commission. For these and other reasons, no forward-looking statement by the company can or should be taken as a guarantee of what will happen in the future.

              Frequently Asked Questions (FAQ) Regarding
           October 6, 2004 Robert Mondavi Corp Press Release

    Why didn't Tim Mondavi leave the Company when Michael Mondavi announced that he was leaving?
    Their decisions are individual and unrelated to one another.

    Will Tim Mondavi continue to serve on the Board of Directors?
    Yes.

    Is Tim Mondavi's departure related to Michael Mondavi's resignation from the Board of Directors?
    No.

    What is Tim Mondavi's title?
    Consulting Winegrower for Robert Mondavi Winery.

    How will Tim's role with the Winery differ now that he is a consultant?
    Tim will focus his winemaking and viticultural expertise specifically on Robert Mondavi Winery.
    Tim will continue to play a role with the wine critics and public as a Robert Mondavi Winery ambassador. He will continue to represent the Robert Mondavi Winery at major events around the country. Tim is an ongoing advocate for the philosophy and style of the wines of Robert Mondavi Winery.
    Genevieve Janssens and her team, working with Tim, will continue to lead the day-to-day winemaking at the Robert Mondavi Winery.

    CONTACT: The Robert Mondavi Corporation
             Robert Philipps, 707-251-4850 (IR)
             Hilary Martin, 707-251-4487 (Corp. Comm.)